Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-149955 on Form S-8, pertaining to the MEMSIC, Inc. 2000 Omnibus Stock Plan and the MEMSIC, Inc. 2007 Stock Incentive Plan, of MEMSIC, Inc. of our report dated March 27, 2009, with respect to the consolidated financial statements of MEMSIC, Inc. included in the Annual Report (Form 10-K), for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 27, 2009